                                                                  Rule 424(b)(3)
                                                      Registration No. 333-34652

                     LORAL SPACE AND COMMUNICATIONS LIMITED

               PROSPECTUS SUPPLEMENT NO. 4 DATED NOVEMBER 7, 2000
                        TO PROSPECTUS DATED MAY 10, 2000

     The Selling Holders table on pages 47 - 48 of the Prospectus is hereby amended to add the following selling holder.

                                            Number of Shares    Number of Shares
                                              of Preferred       of Conversion
Selling Holders                                   Stock              Shares
---------------                             ----------------    ----------------

Public Employee's Retirement Association          30,000             75,642
   of Colorado

UBS AG London Branch                             285,515            719,896

Bear, Stearns and Co., Inc.                     *100,000            252,139

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* Additional shares only; does not include shares already listed in the Prospectus.